EXHIBIT 10.14

                  ADDENDUM TO LEASING AGREEMENT


The parties have agreed to the following additions, changes, deletions and/or modifications to the Leasing Agreement dated
January 31, 1992.


In the event that any provision set forth in this Addendum is inconsistent with or contrary to the provisions set forth in the above referenced Leasing Agreement, the provisions set forth in this Addendum shall supersede the provisions contained in the Leasing Agreement.






Delete Item #10 of the Addendum to Leasing Agreement and replace with: With prior ninety (90) day written notice, Fred's, Inc. may cancel this Leasing Agreement at the end of the third year (in-service date) and on each anniversary date of the date of in-service thereafter. Fred's, Inc. agrees to pay Hogan $4,000 per unit in the event this option is exercised.










THIS ADDENDUM TO THE LEASING AGREEMENT IS HEREBY MADE A PART OF
THAT CERTAIN LEASING AGREEMENT BETWEEN THE PARTIES HERETO.

HOGAN MOTOR LEASING, INC.          FRED'S STORES OF TENNESSEE,
("HOGAN")                          INC. ("CUSTOMER")

By:  /s/ Brian J. Hogan            By:  /s/ Bruce D. Smith
   ---------------------------        --------------------------
Name:  Brian J. Hogan              Name:  Bruce D. Smith

Title:  President                  Title:  EVP & CFO

Date:  3/3/97                      Date:  9/30/96








1. If prior to the date that a Vehicle is placed in service of the Customer, the purchase price of the Vehicle has been increased by the manufacturer of the Vehicle, then the original agreed value as set forth in the Schedule A and the fixed lease charge per week for that Vehicle shall be adjusted upward accordingly.

2.   Liability Insurance Responsibility:     Hogan  X  Customer
                                          ---       ---

     Limits: Check only one block and complete the appropriate blank(s).

      X   Combined Single Limits  $ 1,000,000 per occurrence
     ---                           ----------

     ___  Bodily Injury           $__________ per person
          Bodily Injury           $__________ per occurrence
          Property Damage         $__________ per occurrence

     Liability
     Deductible:   $ 0  per occurrence
                    ---

3.   Physical Damage
     Responsibility by: ___ Hogan     $______________ deductible
                         X  Customer  $  25,000,000   deductible
                        ---            --------------

4.   Fuel tax reporting responsibility:  X  Hogan     Customer
                                        ---       ---

5.   Domicile of the Vehicle(s) by city:  Memphis, Tennessee
                                          ------------------

6. The base index of 159.6 (to be entered upon delivery of vehicles) will be used to compute the Consumer Price Index for Urban Customers, 1982-84 base period.

7.   Allowances/year: License Fee $1,400.00
                                   --------
     Federal Heavy Vehicle Use Tax $550.00
                                    ------

     Fuel/Road/Mile permit charges totaling $ included for each Vehicle listed on the Schedule shall be included in Customer's Fixed Rental Charge for the states of: TN, AR, MS, MO, AL,
     KY, GA, LA

8.   Painting and lettering fee: $ 0 .  Any amount in excess will
     be billed to the Customer.   ---

9.   Washing provided by:  Hogan   Power Units  26  Trailers ____
     times per year.  (Hogan/Customer) At regular PM service
     intervals.

10. Estimated Annual Mileage: If the estimated mileage as of the Date of Delivery for each Vehicle shown on the front of this Schedule A increases by 20%, the parties agree to negotiate in good faith the charges, depreciation and term for that Vehicle.

This Schedule A is a part of the Leasing Agreement between the parties hereto.

HOGAN MOTOR LEASING, INC.          FRED'S STORES OF TENNESSEE,
(HOGAN)                            INC. (CUSTOMER)

By:  /s/ Brian J. Hogan            By:  /s/ Richard Witaszak

Name:  Brian J. Hogan              Name:  Richard Witaszak

Title:  President                  Title:  Vice President

Date:  3/3/97                      Date:  12/19/96

                           (Side Two)







                                                 EXHIBIT 10.14

           FORM OF SCHEDULE 2 THROUGH 6 OF SCHEDULE A
                      TO LEASING AGREEMENT
                        (Summarized Data)

                             (1)       (1)      (1)       (1)       (1)      (1)
                                     Deprec  Estimated   Fixed    Mileage
  No.    Date of   Lease   Original  Monthly  Annual     Charge   Rate Per  Base
Vehicles Delivery  Term     Value    Amount   Mileage   Per Week    Mile    Index
-------- --------  -----   --------  ------- ---------  --------  --------  -----
   2     06/16/94  6 yrs  61,975.00   590.00   75,000    318.75     .06     147.4
   5     11/18/94  6 yrs  62,865.00   590.00   75,000    318.75     .06     149.4
   1     02/14/95  6 yrs  62,865.00   590.00   75,000    318.75     .06     149.7
  15     03/03/97  6 yrs  61,985.00   570.00   75,000    310.95     .06     159.6
   5     03/10/97  6 yrs  61,985.00   570.00   75,000    310.95     .06     159.6
   3     03/13/97  6 yrs  61,985.00   570.00   75,000    310.95     .06     159.6
   1     03/28/97  6 yrs  61,985.00   570.00   75,000    310.95     .06     159.6
   1     04/02/97  6 yrs  61,985.00   570.00   75,000    310.95     .06     159.6
   3     03/17/97  6 yrs  61,985.00   570.00   75,000    310.95     .06     159.6



(1)  Items are on a per vehicle basis


Note:  All vehicles are International Model 8100 T/A Tractors